Exhibit 99.1

Allegheny Technologies CFO to Speak at the Cowen and Company 36th Annual Aerospace/Defense Conference

PITTSBURGH--(BUSINESS WIRE)--February 2, 2015--Allegheny Technologies Incorporated (NYSE: ATI) announced that Patrick J. DeCourcy, Senior Vice President, Finance and Chief Financial Officer, will speak at the Cowen and Company 36th Annual Aerospace/Defense Conference in New York, NY on February 4, 2015. Mr. DeCourcy’s remarks and presentation slides will be available live at 3:35 p.m. (ET) on Wednesday, February 4, 2015, on ATI’s website www.ATImetals.com under the “Investors” tab, then “News & Events” and “Webcasts & Presentations”.

The presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Building the World’s Best Specialty Materials Company™

Allegheny Technologies Incorporated is one of the largest and most diversified specialty materials and components producers in the world with revenues of approximately $4.2 billion in 2014. ATI has approximately 9,700 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty materials solutions. Our major markets are aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, and construction and mining. The ATI website is www.ATImetals.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004